UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 25, 2021

VolitionRx Limited

(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
13215 Bee Cave Parkway Suite 125, Galleria Oaks B Austin, Texas 78738
(Address of principal executive offices and Zip Code)
+1 (646) 650-1351
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                   Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dr. Salvatore Thomas Butera as Director

On March 25, 2021, the Board of Directors (the “Board”) of VolitionRx Limited (the “Company”) received written notice from Dr. Salvatore Thomas Butera of his resignation from the Board and from the Company’s Audit Committee, Compensation Committee and Nominations and Governance Committee with immediate effect.

Dr. Butera resigned from the Board to assume the role of Chief Executive Officer of Volition Veterinary Diagnostics Development, LLC, a majority-owned subsidiary of the Company, which role he will assume effective as of May 1, 2021, and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, practices or otherwise.

Appointment of Richard Brudnick as Director

On March 25, 2021, the Board of the Company, pursuant to the Company’s Bylaws appointed Mr. Richard Brudnick to the Board to fill the vacancy from Dr. Butera’s resignation effective as of March 25, 2021.  Mr. Brudnick will have an initial term expiring at the Company’s 2021 annual meeting of stockholders, subject to his future nomination by the Nominations and Governance Committee and election by the Company’s stockholders.  On March 25, 2021, the Board also appointed Mr. Brudnick to the Company’s Audit Committee and Compensation Committee effective concurrently with his appointment to the Board.  Mr. Brudnick has been determined by the Board to be independent within the meaning of the independent director standards of the Securities and Exchange Commission (“SEC”) and the NYSE American and to otherwise qualify to serve upon the Committees for which he was appointed.

Mr. Brudnick, age 65, currently serves as Chief Business Officer and Head of Corporate Strategy of Codiak BioSciences, Inc. (NASDAQ GS: CDAK), a clinical-stage biopharmaceutical company focused on pioneering the development of exosome-based therapeutics, a position he has held since June 2018. Since May 2019, Mr. Brudnick has also served on the board of directors of InflaRx N.V. (NASDAQ GS:  IFRX), a clinical-stage biopharmaceutical company developing anti-inflammatory therapeutics by targeting the complement system.  Prior to joining Codiak BioSciences, Mr. Brudnick served as the Executive Vice President, Business Development of Bioverativ Inc. (NASDAQ:  BIVV), a biopharmaceutical company focused on therapies for hemophilia and other rare blood disorders, commencing in June 2016 until Bioverativ was acquired by Sanofi in 2018. Prior to that, since 2014, Mr. Brudnick served as Senior Vice President of Corporate Development of Biogen Inc. (NASDAQ GS:  BIIB), a multinational biotechnology company specializing in the discovery, development, and delivery of therapies for the treatment of neurological diseases. Mr. Brudnick joined Biogen in 2001 and held senior positions in the areas of Portfolio Strategy & Business Development and Corporate Development. Before joining Biogen, Mr. Brudnick was the Chief Executive Officer of a regional pharmaceutical distribution business, a co-founder of two companies and a strategy consultant at Bain & Company. Mr. Brudnick received a B.S. and M.S. in Management Science from the Massachusetts Institute of Technology, or MIT.

The Board believes that Mr. Brudnick is qualified to serve on the Board as a result of his extensive experience in business development.

On March 25, 2021, Mr. Brudnick and the Company entered into an Independent Director Agreement, pursuant to which Mr. Brudnick will continue to serve as a member of the Board subject to any necessary approval by the Company’s stockholders as required by applicable law and the Company’s governing documents.  In exchange for his services, Mr. Brudnick shall receive (i) $10,300 per calendar quarter commencing April 1, 2021; and (ii) a grant of Restricted Stock Units (RSUs) to receive an aggregate of fifteen thousand (15,000) shares of the Company’s common stock underlying the RSUs that vests in two equal installments at 12 months and at 24 months from the grant date.  Except for the foregoing, there are no arrangements or understandings between Mr. Brudnick and any other person pursuant to which he was selected to serve as a member of the Board.

The form of Independent Director Agreement was previously filed in substantially similar form with the SEC on May 12, 2015 as Exhibit 10.33 to the Company’s quarterly report on Form 10-Q.

The appointment of Mr. Brudnick to the Board was announced by a widely disseminated press release.  Furnished herewith as Exhibit 99.1 and incorporated by reference herein is a copy of the press release.

Appointment of Kim Nguyen as Director

On March 25, 2021, the Board of the Company, pursuant to the Company’s Bylaws, passed a resolution to increase the size of the Board to eight (8) members and appointed Ms. Kim Nguyen to the Board effective as of March 25, 2021.  Ms. Nguyen will have an initial term expiring at the Company’s 2021 annual meeting of stockholders, subject to her future nomination by the Nominations and Governance Committee and election by the Company’s stockholders.  On March 25, 2021, the Board also appointed Ms. Nguyen as a member and Chairwoman of the Company’s Compensation Committee and as a member of the Nominations and Governance Committee.  Ms. Nguyen has been determined by the Board to be independent within the meaning of the independent director standards of the SEC and the NYSE American and to otherwise qualify to serve upon the Committees for which she was appointed.

Ms. Nguyen, age 44, is an international HR professional with over 20 years’ experience working with multinational technology companies covering Europe, Middle East & Africa, Latin America and Asia Pacific (“APAC”) markets. Ms. Nguyen currently serves as Head of HR for Google Asia Pacific Pte. Ltd. covering Tech and Portfolio businesses, where she leads a 25 person HR team supporting over 15,000 employees across thirteen different markets in the APAC region. Ms. Nguyen currently oversees employee engagement and retention, COVID crisis management, business growth and reorganization, new entity strategy in new markets, mergers and acquisitions, employment, legal and regulatory risk management, while driving HR transformation for a business that is still rapidly growing in the region. Ms. Nguyen’s career at Google spans over the last 14 years. Prior to her APAC position, Ms. Nguyen lead HR for Google’s Datacentre business across Europe and Latin America, responsible for the business’ growth strategy, where she set up new business structures (policy, compensation, benefits) for new entities and new markets. Ms. Nguyen holds a Bachelor of Science in Psychology (Hons) from the University of New South Wales, Sydney, Australia.

The Board believes that Ms. Nguyen is qualified to serve on the Board as a result of her extensive human resources experience.

On March 25, 2021, Ms. Nguyen and the Company entered into an Independent Director Agreement, pursuant to which Ms. Nguyen will continue to serve as a member of the Board subject to any necessary approval by the Company’s stockholders as required by applicable law and the Company’s governing documents.  In exchange for her services, Ms. Nguyen shall receive (i) $10,300 per calendar quarter commencing April 1, 2021; and (ii) a grant of RSUs to receive an aggregate of fifteen thousand (15,000) shares of the Company’s common stock underlying the RSUs that vests in two equal installments at 12 months and at 24 months from the grant date. Except for the foregoing, there are no arrangements or understandings between Ms. Nguyen and any other person pursuant to which she was selected to serve as a member of the Board.

The form of Independent Director Agreement was previously filed in substantially similar form with the SEC on May 12, 2015 as Exhibit 10.33 to the Company’s quarterly report on Form 10-Q.

The appointment of Ms. Nguyen to the Board was announced by a widely disseminated press release.  Furnished herewith as Exhibit 99.1 and incorporated by reference herein is a copy of the press release.

No Family Relationships / No Related Party Transactions

There are no family relationships between Mr. Brudnick or Ms. Nguyen and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.  Additionally, there are no relationships involving Mr. Brudnick or Ms. Nguyen that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of VolitionRx Limited Regarding Appointment of Directors, dated March 29, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED
Date: March 29, 2021	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of VolitionRx Limited Regarding Appointment of Directors, dated March 29, 2021.